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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 1, 2004



                          Tesoro Petroleum Corporation
             (Exact name of registrant as specified in its charter)



          Delaware                    1-3473                 95-0862768
 (State or other jurisdiction      (Commission              (IRS Employer
       of incorporation)            File Number)          Identification No.)



               300 Concord Plaza Drive                       78216-6999
                  San Antonio, Texas                         (Zip Code)
       (Address of principal executive offices)


       Registrant's telephone number, including area code: (210) 828-8484

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)     Financial statements of businesses acquired.

                 Not applicable.

         (b)     Pro forma financial information.

                 Not applicable.

         (c)     Exhibits.

                 99.1 Press Release issued on July 2, 2004 by Tesoro Petroleum Corporation.


Item 9.  Regulation FD Disclosure

     On July 2, 2004 Tesoro Petroleum Corporation issued a press release (the "Press Release") announcing that it prepaid, on July 1, 2004, the remaining $297.5 million principal balance of its 9% Senior Subordinated Notes due 2008, at a price of 103% pursuant to the indenture. As of close of business on July 1, the Company had over $136 million of cash invested with no borrowings on the revolving credit facility and estimated its debt to total capitalization ratio should be in the range of 52% to 53%. The Company will record a pretax charge in the third quarter totaling approximately $16 million related to the prepayment. The Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.







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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 2, 2004


                                           TESORO PETROLEUM CORPORATION




                                           By:   /s/ Gregory A. Wright
                                               ---------------------------------
                                               Gregory A. Wright
                                               Executive Vice President
                                               and Chief Financial Officer




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                                Index to Exhibits


Exhibit Number                          Description

         99.1 Press Release issued on July 2, 2004 by Tesoro Petroleum Corporation.